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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated June 27, 2003 (except for Note 9 as to which the date is July 14, 2003), with respect to the financial statements of LifePoint, Inc. included in its Annual Report (Form 10-K/A - Amendment # 2) for the year ended March 31, 2003 incorporated by reference in the Registration Statement (Form S-3 to be filed on or around September 29, 2003) and related Prospectus of LifePoint, Inc. for the registration of 175,764,498 shares of its common stock.

                                                            /s/Ernst & Young LLP

Orange County, California
September 29, 2003